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                                                                    EXHIBIT 99.1


                          ASSET PURCHASE-SALE AGREEMENT



      This ASSET PURCHASE-SALE AGREEMENT ("Agreement") is made and entered into as of the 29th day of October, 1997, by and among OROAMERICA, INC., a Delaware corporation, ("Buyer"), JERRY PRINCE, INC., a California corporation, ("Seller"), and JERREL D. PRINCE ("Shareholder"), with reference to the following facts:

      A. Buyer and Seller are each engaged in the design, manufacture, distribution, and sale of gold and silver jewelry.

      B. The parties agree that, with certain exceptions, Buyer shall purchase from Seller and Seller shall sell to Buyer on the Closing Date (as defined in Paragraph 13) substantially all of the operating assets of Seller and that Buyer shall be obligated to pay certain of Seller's expenses, debts, and liabilities, all as hereinafter set forth.

      C. Shareholder is the legal and beneficial owner of all of the outstanding capital stock of Seller and is entering into this Agreement as an inducement to Buyer to consummate the transactions contemplated by this Agreement.

      NOW, THEREFORE, for and in consideration of the mutual promises, agreements, representations and warranties contained herein, Seller, Buyer, and Shareholder hereby agree as follows:

      1.    Transfer of Assets.

            1.1 Transfer of Specified Assets. Subject to the terms hereof and for the consideration hereinafter provided, Seller shall sell, transfer, and assign to Buyer at the Closing (as defined in Paragraph 13 hereof) good title, free and clear of all liens, encumbrances, and security interests, to all of the business, properties and assets of Seller, except only the "Excepted Assets" specified in Paragraph 1.3 hereof. Unless otherwise stated in Paragraph 1.3, the business and assets to be sold to Buyer hereunder (the "Transfer Assets") shall include all assets owned by Seller at the Closing, including but not limited to:

                  (a)   All cash in banks or on hand on the Closing Date;

                  (b) All accounts receivable, contract rights, and choses in action, whether in contract or in tort, including the exclusive right to sue and recover for past damages;

                  (c) All inventories (the "Inventories") including, but not limited to, all gold, silver, obsolete inventory, memorandum sales and accounts, raw materials, work in process, parts, components, subassemblies, finished jewelry goods, and supplies of or related to any and all products manufactured or sold by Seller or any Affiliate (as defined in Paragraph 19 hereof) that Seller has on hand or on back order on the Closing Date;


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                  (d)   All gold toll accounts;

                  (e) All of Seller's books of account, customer lists, vendor lists, parts lists, and similar records;

                  (f) Seller's rights at Closing under all "Material Contracts" (as defined in Paragraph 6.6 hereof), if any, to the extent assumed by Buyer;

                  (g) The exclusive right, to the exclusion of Seller and Shareholder and all Persons (as defined in Paragraph 19) claiming through them or either of them, to use the name "Jerry Prince" and all similar names and variations thereof, and all of Seller's right, title, and interests in and to any and all trademarks, designs, patents, copyrights, know-how, and other intellectual property, and franchises (collectively referred to as "Intangible Assets" and identified and set forth in attached Exhibit 1.1) owned by Seller or to which Seller has the right to license which are or have been used in connection with Seller's jewelry business;

                  (h)   All goodwill associated with Seller's business; and

                  (i) All other assets, whether tangible or intangible, definite or contingent, and of every kind and description and wherever situated, owned by Seller or which Seller has the right to use, which are used on or in connection with Seller's jewelry business.

            1.2 Noncompetition Agreement. At the Closing, Seller and Shareholder will and will cause Seller's subsidiaries, if any, to join with Buyer in executing and delivering a Noncompetition Agreement (the
"Noncompetition Agreement") in form and substance as set forth in Exhibit 1.2 or
Exhibit 1.2A attached to this Agreement.

            1.3 Excepted Assets. The following assets and property (the "Excepted Assets") shall be excepted from the Transfer Assets:

                  (a)   The corporate franchise of Seller;

                  (b)   The minute book and stock records of Seller;

                  (c) Seller's rights under this Agreement, including the consideration to be received hereunder;

                  (d) All vehicles that Seller owns, leases or is renting as of the Closing Date; (e) The Leased Assets pursuant to Paragraph 1.4 hereof;

                  (f) Seller's investments in existence on the date hereof, including restricted cash equivalent and trading securities and all proceeds thereof, but no additions to Seller's investment account after the date hereof; and


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                  (g)   Seller's Performance Bonus Fund (see Exhibit 1.3) and
Executive Incentive Reserve (see Exhibit 1.3A).

            1.4 Lease of Assets. Seller agrees to lease to Buyer the assets listed on the schedule attached hereto and marked as Exhibit 1.4 ("Leased Assets") for as long as Buyer wants to use the Leased Assets. Buyer shall pay to Seller an annual payment of $1.00 to lease the Leased Assets. The first annual payment of $1.00 shall be made on the Closing Date and all subsequent payments, if any, shall be made on October 15 of each subsequent year. Seller shall be responsible for the payment of any taxes associated with Buyer's use of the Leased Assets. Buyer shall be allowed to terminate its lease of the Leased Assets at anytime, without advanced written notice, and without the consent of Seller. Buyer shall also be allowed to relocate and move to Burbank, California the Leased Assets, at Buyer's own expense, to any location without Seller's consent or approval. In addition, Buyer shall be given the option to purchase the Lease Assets, in whole or individually, upon termination of the lease for consideration of $1.00.

      2.    Purchase Price and Payment.

            2.1 The purchase price for the Transfer Assets and the Noncompetition Agreement (the "Purchase Price"), which shall be paid to Seller on the Closing Date by cashier's check or wire transfer, is Five Million Five Hundred Thousand Dollars (U.S. $5,500,000), subject to each of the following adjustments, if applicable:

                  (a) Buyer shall be entitled to deduct from the Purchase Price any outstanding balance due on any of Seller's sample accounts as of September 27, 1997, except JCPenney sample accounts, that have not been confirmed in writing by Seller's customer(s) or returned to Seller by the Closing Date. Such outstanding balance to be deducted from the purchase price is Seven Thousand Five Hundred and Eighty-Five Dollars and Forty Cents ($7,585.40). Sample accounts that have been confirmed in writing shall not be included in any reduction of the Purchase Price.

                  (b) Buyer shall be entitled to deduct from the Purchase Price the balance due on any of Seller's internal accounts that have not been collected by or paid to Seller, or both, by the Closing Date. Such balance to be deducted from the Purchase Price by Buyer under this Paragraph will be One Thousand Three Hundred and Seventy-Four Dollars and Nine Cents ($1,374.09).

                  (c) Buyer shall be entitled to withhold from the Purchase Price any outstanding balance due on any of Seller's national accounts receivable as of September 27, 1997, and/or JCPenney sample accounts as of October 25, 1997, and JCPenney accounts receivable as of October 13, 1997, (i) that have not been confirmed in writing by Seller's customer(s) or (ii) for which a discrepancy in what Seller's customer(s) has or have confirmed and what Seller claims is owed to it by the customer(s). Such sample accounts and/or account receivables that have been confirmed in writing by Seller's customer(s) shall not be included in any withholding of any portion of the Purchase Price. As of the Closing Date and in accordance with this Paragraph, Buyer shall be entitled to withhold from the Purchase Price Six Hundred and One Thousand Four Hundred and Forty-Nine Dollars and Eighty-Nine Cents ($601,449.89). Buyer will attempt to reconcile such Seller's sample accounts and/or accounts receivables as specified in this Paragraph


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at (i) and (ii) above, if necessary, on a weekly basis during the first month after the Closing Date. Thereafter, Buyer will attempt to reconcile such sample accounts and accounts receivables, if necessary, at least once a month for the following two months, up until May 31, 1998. Buyer will pay to Seller all accounts receivable amounts and sample accounts confirmed in writing by Seller's customer(s), returned to Buyer by the customer(s) or paid to Buyer by the customer(s) prior to May 31, 1998. After May 31, 1998, Buyer shall not be required to (i) reconcile such Seller's sample accounts and/or accounts receivable and (ii) transfer or remit to Seller any monies due from such sample accounts and/or accounts receivable.

            Seller and Buyer must agree to the price allocation for the Transfer Assets and complete and execute an "Asset Acquisition Statement Under Section 1060" (IRS Form 8594), which is attached hereto and marked as Exhibit 2.1, by the Closing Date.

            2.2 As part of the Purchase Price, Buyer will pay to Seller an additional cash amount of $500,000 only if Buyer's Net Sales (made under the names OroAmerica, Inc. and Jerry Prince, Inc.) to JCPenney for Buyer's fiscal year ending on or about January 29, 1999 ("Fiscal 99"), equal, but do not exceed, Fourteen Million Five Hundred Thousand Dollars ($14,500,000). "Net Sales" is hereby defined to mean gross sales minus all discounts, returns, and allowances.

      In addition, if Buyer's Net Sales to JCPenney for Fiscal 99 exceed Fourteen Million Five Hundred Thousand Dollars ($14,500,000), Buyer shall pay to Seller, an increase in the Purchase Price equal, in cash, to five percent (5%) of the amount by which such Net Sales exceed $14,500,000.

      Said amounts, if any, shall be paid within thirty (30) days following the issuance of Buyer's audited financial statements for Fiscal 99.

      3.    Royalties.

      Buyer shall pay to Shareholder a royalty of One Hundred and Fifty Thousand Dollars ($150,000) for the sole and exclusive right to forever use the name "Jerry Prince," or any variation thereof, on or in connection with its jewelry business, including without limitation, on or in connection with any of its jewelry products and any related services. Buyer shall be required to remit to Seller such royalty payments in fifteen monthly installments of Ten Thousand Dollars ($10,000) each, beginning with the first monthly payment on November 31, 1997 and ending with the last monthly payment on January 31, 1999.

      4.    No Assumption of Expenses, Debts or Liabilities.

            4.1 General. Buyer will process and pay the expenses, debts, and liabilities of Seller. A reasonable estimation of these expenses, debts, and liabilities of Seller is set forth in Exhibit 4.1 attached to this Agreement. Seller will provide Buyer with a true, correct, and an entirely accurate list of Seller's expenses, debts, and liabilities as soon as possible after the Closing Date. Notwithstanding the payment of those expenses, debts and liabilities, Buyer will not assume or pay for any of the other past, present or future obligations, debts, or liabilities Seller. Buyer also will not be assuming any liabilities or claims, if any, whether known or unknown by the Seller by the Closing Date, associated or relating to the Intangible Assets.


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            4.2   Seller's Obligations to Employees. Except for the obligations identified below in Paragraph 4.3 hereof, on or before the Closing Date, Seller will satisfy and/or be solely responsible for all of the obligations owed to its employees, including but not limited to bonus pay, severance pay, and retirement benefits arising prior to the Closing Date. In addition, Seller and/or Shareholder will satisfy and/or be solely responsible for all of the obligations owed to its employees and executives under Seller's Employment Bonus Fund (Exhibit 1.3) and Executive Incentive Reserve (Exhibit 1.3A), Nevertheless, such amounts owed under Seller's Employment Bonus Fund and Executive Incentive Reserve may be distributed by Seller or Shareholder, or both, after the Closing Date.

            4.3 Buyer's Obligation to Seller's Employees. On or after the Closing Date, Buyer shall be solely responsible for the following obligations owed by Seller to its employees arising prior to the Closing Date: salary, vacation, and sick pay, only.

            4.4 Indemnification by Seller and Shareholder. Seller and Shareholder, jointly and severally, agree to defend, indemnify, and hold harmless Buyer from and against any and all damages, losses, liabilities, claims, costs, and expenses (including reasonable attorneys' fees) resulting from any of the obligations and liabilities of Seller, including, but not limited to, Seller's obligation to its employees as set forth in Paragraph 4.2 herein.

      5.    Employees and Salaries.

            5.1 Certain Executives. Buyer agrees to employ the following individuals for a term commencing on the Closing Date and ending January 29, 1999 (the "Employment Term"): Matthew Prince; Michael Prince; and Robert Lebby (collectively, the "Management Personnel"). The compensation to be paid to the Management Personnel is summarized in Exhibit 5.1 attached hereto. Adriana Paredes, another executive of Seller, will be employed for the term, for the compensation, and under the conditions of employment set forth in her July 16, 1996, employment contract with Seller, a copy of which is attached hereto as
Exhibit 5.1A.

            5.2 Other Employees. Attached hereto as Exhibit 5.2 is a list of all employees of Seller other than the Management Personnel and Adriana Paredes as of the date of this Agreement. Buyer shall be given the opportunity to offer employment to any such employees in Buyer's sole discretion, but Buyer shall be under no obligation to offer employment to any employee of Seller.

      6.    Representations, Warranties, and Covenants of Seller and
Shareholder.

            Except as otherwise specifically disclosed by Seller to Buyer in a written memorandum making reference to this Agreement, Seller and Shareholder hereby jointly and severally represent, warrant, and covenant the following (the truth, accuracy, and performance of each of which shall constitute a condition precedent to Buyer's obligations hereunder):


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            6.1   Organization and Good Standing. Seller is a corporation duly organized and in good standing under the laws of the State of California. It has full corporate power and authority to sell and transfer the Transfer Assets to Buyer. Shareholder owns all of the outstanding capital stock of Seller.

            6.2 Authority. The execution of this Agreement, its delivery to Buyer, and its performance have been authorized by the Board of Directors of Seller and by Shareholder as the sole shareholder of Seller. No further vote or approval by Shareholder and no further corporate action is necessary to make this Agreement valid and binding upon Seller and Shareholder in accordance with its terms, subject to the Bankruptcy Exception (as defined in Paragraph 19). The execution, delivery, and performance of this Agreement by Seller and Shareholder are not contrary to the Articles of Incorporation or By-Laws of Seller and will not result in a violation or breach of any term or provision, or constitute a default, or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Seller is a party or by which Seller is or may be bound, or which affects the Transfer Assets.

            6.3 Financial Statements. Attached hereto as Exhibit 6.3 are copies of unaudited balance sheets of Seller as of December 31, 1994, December 31, 1995, and December 31, 1996, and the related unaudited statements of income, stockholders' equity, and cash flows for Seller's years ended December 31, 1994, December 31, 1995, December 31, 1996, and the unaudited balance sheet of Seller as of July 31, 1997, and the related statements of income, stockholders' equity and cash flows for the seven-month period ended on said date, in each case certified by the principal financial officer of Seller (collectively the "Seller Financial Statements"). The Seller Financial Statements and all other financial information and schedules previously delivered by Seller to Buyer are in accordance with the books and records of Seller and set forth fairly the financial condition and results of operations of Seller as at and for the periods therein specified, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements of prior years.

            6.4   Receivables and Inventories.

                  (a) The accounts receivable of Seller shown in the July 31, 1997 balance sheet included in the Seller's Financial Statements or acquired since July 31, 1997, represent bona fide amounts due from account debtors of Seller for merchandise sold or services rendered to the account debtor in the usual and ordinary course of business and are fully collectible (subject to the bad debt reserve on such balance sheet) within nine (9) months after the Closing Date without recourse to legal proceedings.

                  (b) The inventories of Seller shown on the July 31, 1997 balance sheet included in the Seller Financial Statements or acquired since July 31, 1997, consist or (until sold in the ordinary course of business) consisted of items actually on hand or in transit of a quality and quantity usable and salable in the normal course of business. The fine gold content of the gold included in such inventories complies, and on the Closing Date will comply, with the following standards: all 10K gold inventory shall consist at least 41.6667% fine gold; all 14K gold inventory shall consist at least 58.3333% fine gold; and all 18K gold inventory shall consist at least 75% fine gold.


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            6.5   Title to and Condition of Properties. Seller has, and on the
Closing Date will have, good title to the Transfer Assets, except as since sold or otherwise disposed of in the ordinary course of business. At the Closing such title will be free and clear of all liens, charges, security interests, encumbrances, leases, covenants, conditions and restrictions. None of the Transfer Assets constitute fixtures to any real property, and no lessor of any real property to Seller has any interest in or claim to any equipment or other personal property assets included in the Transfer Assets, whether to secure the payment of unpaid rental or otherwise.

            6.6 Liabilities. Exhibit 4.1 attached to this Agreement is a list, signed and verified on behalf of Seller by Seller's Chief Executive Officer and Chief Financial Officer and dated no earlier than two (2) days before the Closing Date, of all claimants, together with the amounts claimed by them to be owed to them by Seller, of whom or of which Seller has knowledge or is on notice as of the date of said exhibit. Except as set forth on Exhibit 4.1, Seller is not indebted to any Person or for any amount. Only claims listed on Exhibit 4.1 will be assumed by Buyer in accordance with Paragraph 4.1, notwithstanding the content of any notice given by Buyer after the Closing Date in order to comply with California law related to Bulk Sales. Notwithstanding the foregoing, Seller, and not Buyer, shall be solely responsible for the payment of any amounts owed by Seller to the Department of Treasury, United States Customs Service for any claims, demands, and/or liabilities asserted against Seller relating to activities or omissions by Seller arising prior to the Closing Date.

            6.7 Contracts. Seller has furnished and/or will make immediately available to Buyer copies of all contracts, leases, and other agreements, oral or written, to which Seller is a party, including but not limited to purchase orders, sales orders, and other contracts with customers, suppliers, distributors, sales agents, and representatives (all such contracts, leases and other agreements are hereinafter collectively referred to as "Material Contracts"). Exhibit 6.7 attached to this Agreement is a list of such Material Contracts. All Material Contracts are valid and binding obligations of the parties thereto in accordance with their respective terms, subject to the Bankruptcy Exception (as defined in Paragraph 19 hereof); there have been no amendments to or modifications to any Material Contract (except as set forth in the copies furnished to Buyer); no event has occurred which is, or, following any grace period or required notice, would become a material default under the terms of any Material Contract; Seller has no reason to believe that any party to any Material Contract intends to terminate or curtail its course of business with Seller; and Seller has not waived any material rights under any such Material Contract.

            6.8 No Litigation. There is no suit or action (equitable, legal or administrative), arbitration or other proceeding pending or threatened against Seller or any of its affiliates, if any, which materially relates to the Transfer Assets or which would materially adversely affect Buyer's conduct of the acquired business after the Closing Date. There is no suit or action (equitable, legal or administrative), arbitration or other proceeding pending or threatened by Seller or any Affiliate which relates to or affects the Transfer Assets or Buyer's conduct of said business after the Closing Date.


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            6.9   Taxes.

                  (a) Seller has filed all income, franchise and other tax returns required to be filed by it by the date hereof. All taxes imposed by the United States, the State of California, and by any other state, municipality, subdivision, or other taxing authority, which are due and payable by Seller have been paid in full or are adequately provided for by reserves shown on the latest balance sheet furnished by Seller to Buyer and will be so paid or provided for by Seller up to the Closing Date. Seller shall be solely responsible for paying all income, franchise, sales, use, and all other taxes relating to Seller's business operations and conduct prior to the Closing Date.

                  (b) All contributions due from Seller pursuant to any unemployment insurance or workers compensation laws and all sales or use taxes which are due or payable by Seller have been paid in full and will be so paid through the Closing Date. Seller has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Internal Revenue Code, and Seller will continue to do so with respect to all wages paid by it through the Closing Date.

            6.10 Permits and Licenses. No permits or licenses are being transferred hereunder.

            6.11 Compliance with Laws. Seller is in compliance with all applicable laws, statutes, ordinances, regulations, decrees and other legal requirements, except where the failure to comply would not have a material adverse effect on its business or any of the Transfer Assets.

            6.12 No Labor Problems. There are no material controversies pending or threatened between Seller and any of its employees, and Seller has substantially complied with all laws relating to the employment of labor, including provisions relating to wages, hours, benefits, collective bargaining, and the payment of social security and similar taxes, and is not liable for any arrears in wages or any taxes or penalties for failure to comply with any of the foregoing.

            6.13 Interest in Competitors, Suppliers, Etc. Neither Shareholder nor any officer or director of Seller and no Family Member (as defined in Paragraph 19) of any such Person, owns, directly or indirectly, individually or collectively, any interest in any corporation, partnership, proprietorship, firm or association which (a) is a competitor, potential competitor, customer or supplier of Seller, or (b) has an existing contractual relationship with Seller, including but not limited to lessors of real or personal property leased to Seller and entities against whom rights or options are exercisable by Seller.

            6.14 Consents. No authorizations, approvals or consents of any governmental department, commission, bureau, agency or other public body or authority are required for consummation of the transactions contemplated by this Agreement.


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            6.15  Employees, Suppliers, and Customers. Seller has no known unsatisfactory relationships with its employees, customers, suppliers, and contractors, and Seller and Shareholder have no reason to expect any adverse change in such relationships.

            6.16 Employee Benefit Plans. Seller does not maintain or contribute to any "employee pension benefit plan", as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), deferred compensation, or other similar employee benefit plan. Except as set forth in attached Exhibit 1.3 Seller does not maintain any "employee welfare benefit plan," as such term is defined in Section 3 of ERISA, whether insured or otherwise, and each such "employee welfare benefit plan" listed on said schedule is in compliance with the provisions of ERISA.

            6.17 Patents, Trademarks, and Other Intangible Assets. Exhibit 1.1 attached hereto contains a list the Intangible Assets and all interests therein which are owned in whole or in part by or registered in the name of Seller. Seller owns or has the right to use all Intangible Assets now used in the conduct of its business, and such Intangible Assets are adequate therefor. Seller is not obligated to pay any royalties or other fee to any licensor or other third party with respect to any Intangible Assets. Seller has not received or expects to receive, nor is Seller aware of, any claim or potential claim or liability alleging any conflict between any aspect of Seller's business and any Intangible Assets claimed to be owned by others. Neither Shareholder or any employee or officer of Seller, and no Affiliate of any of such Persons, has any interest in any Intangible Assets that are presently used by Seller or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by Seller. Seller, at its own expense, but not to exceed One Thousand Dollars ($1,000.00), shall be required to properly and completely assign to Buyer and file with the necessary and/or appropriate federal or state governmental agency all such assignments and notices thereof for the sole and exclusive benefit of Buyer.

            6.18 Absence of Certain Actions. Since July 31, 1997: (a) there have been no changes in the results of operations, assets, liabilities, financial condition or affairs of Seller which have in their total effect been materially adverse to Seller; and (b) Seller has not breached any of the covenants set forth in Paragraph 7.1, assuming for this purpose that such covenants relate to the period from July 31, 1997, to the date of this Agreement.

            6.19 No Material Misstatements or Omissions. No representation or warranty by Seller and Shareholder in this Agreement, and no document, statement, certificate, exhibit or schedule furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

      7. Additional Obligations and Covenants of Seller and Shareholder. Seller and Shareholder hereby jointly and severally covenant, warrant, represent, and agree as follows (the fulfillment of each such covenant and agreement is a condition precedent to Buyer's obligations hereunder):


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            7.1   Conduct of Business. Between the date hereof and the Closing
Date:

                  (a) The business of Seller shall be conducted diligently and only in the ordinary course, and Seller and Shareholder will use their best efforts to preserve the organization of Seller intact, to keep available to Seller its present key employees and to maintain Seller's relationships with its suppliers, customers and others.

                  (b) Seller and Shareholder will not, without Buyer's prior written approval, enter into any material transaction other than in the ordinary course of business or accept orders from customers under conditions relating to price, terms of payment, time of delivery or like matters which are materially different from the conditions regularly and usually specified on acceptance of orders for similar merchandise from customers similarly situated.

                  (c) Seller and Shareholder will not, without Buyer's prior approval, enter into or cancel any Material Contracts.

                  (d) Seller and Shareholder will use due diligence to maintain its inventories at normal levels, to collect its accounts receivable in due course and to pay its liabilities and obligations as they become due in due course.

                  (e) Seller and Shareholder will use due diligence to maintain the Leased Assets in their condition as of the date of this Agreement, ordinary wear and tear excepted.

                  (f) Seller and Shareholder will not declare, set aside or pay any dividend or make any other distribution in respect of capital stock, or make any direct or indirect redemption, purchase or other acquisition of its capital stock.

                  (g) Seller and Shareholder will not transfer any funds to its investment account.

            7.2 Access and Information. Seller will afford to Buyer and Buyer's counsel, accountants and other representatives reasonable access, throughout the period from the date hereof to the Closing Date, to all of its properties, books, contracts, commitments, and records and shall furnish Buyer during such period with all information that Buyer reasonably may request, including copies and/or extracts of pertinent records, documents and contracts.

            7.3 Change of Seller's Name. Within thirty (30) days after the Closing Date, Seller and Shareholder will take all corporate action (other than filing with the California Secretary of State) that is necessary in order to change Seller's name to a name approved by Buyer that does not include "Jerry Prince" or any variation thereof and file with the California Secretary of State a Certificate of Amendment of its Articles Incorporation appropriate to effect such change of name.


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            7.4   Bulk Sale Compliance. Seller will provide to Buyer all
information that is required for compliance with the California Bulk Sale Law and will cooperate with Buyer in taking all actions required by said law. Seller shall also be solely responsible for all taxes associated with the bulk sale of the Transfer Assets.

            7.5 Best Efforts to Satisfy Conditions. Seller and Shareholder agree to use their best efforts to satisfy or cause to be satisfied all of the conditions precedent to Buyer's obligations under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions.

      8.    Representations and Warranties of Buyer.

      Except as otherwise specifically disclosed by Buyer to Seller and Shareholder in writing, Buyer hereby represents and warrants the following (the truth and accuracy of each of which shall constitute a condition precedent to Seller's and Shareholder's obligations hereunder):

            8.1 Organization and Good Standing. Buyer is a corporation duly organized and authorized to exercise its corporate powers, rights, and privileges under the laws of the State of Delaware. It has full corporate power to carry on the business and to own and operate the assets being purchased hereunder.

            8.2 Authority of Buyer. The execution of this Agreement, its delivery to Seller and Shareholder, and its performance have been authorized by the Board of Directors of Buyer, and no vote or approval by Buyer's stockholders and no further corporate action is necessary to make this Agreement valid and binding upon Buyer in accordance with its terms, subject to the Bankruptcy Exception. The execution, delivery, and performance of this Agreement by Buyer will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Buyer is a party.

      9.    Additional Obligations and Covenants of Buyer.

               Buyer hereby covenants and agrees as follows (the fulfillment of each such covenant and agreement is a condition precedent to Seller's and Shareholder's obligations hereunder):

            9.1 Best Efforts. Buyer agrees to use its best efforts to satisfy or cause to be satisfied all of the conditions precedent to Seller's and Shareholder's obligations under this Agreement, to the extent that Buyer's action or inaction can control or influence the satisfaction of such conditions.

            9.2 Confidentiality. Buyer and its representatives will keep confidential and will not disclose any information disclosed to it by Seller hereunder (other than information which is readily ascertainable from public or trade sources or is independently developed or is obtained from third parties without such persons' breaching any duty owed to Seller) to third parties while this Agreement is executory and thereafter if the transaction fails to close for any reason (in which event Buyer will return to Seller all such information).

      10.   Conditions Precedent to Obligations of Buyer.

            The obligations of Buyer under this Agreement are subject to the satisfaction of each of the additional following conditions at or prior to the Closing, unless waived in writing by Buyer:

            10.1 Accuracy of Warranties and Representations. The representations and warranties of Seller and Shareholder herein shall be true and correct on and as of the Closing Date, with the same force and effect, except as to transactions permitted herein or to which Buyer may have consented in writing and changes occurring in the ordinary course of business after the date of this Agreement and not materially adversely affecting Seller, or its properties, prospects, or financial condition, as though such representations and warranties had been made on and as of the Closing Date, and Seller and Shareholder shall have performed all covenants required by this Agreement to be performed by them at or prior to the Closing.

            10.2 No Adverse Change. There shall have been no changes after the date of this Agreement in the results of operations, assets, liabilities, financial condition or affairs of Seller which have in their total effect been materially adverse to Seller.

            10.3 Certain Approvals. The financial institutions that consign precious metal and provide working capital to Buyer ("Lenders") shall have approved the execution, delivery and performance of this Agreement.

            10.4 Seller's and Shareholder's Certificate. Seller and Shareholder shall have furnished to Buyer a certificate dated the Closing Date and signed by Shareholder individually and as President of Seller, stating that to the best of his knowledge, after reasonable inquiry, the conditions set forth in Paragraphs
10.1 and 10.2 above have been satisfied.

      11.   Conditions Precedent to Obligations of Seller and Shareholder.

            The obligations of Seller and Shareholder under this Agreement are subject to the satisfaction of each of the following additional conditions at or before the Closing, unless waived in writing by Seller and Shareholder:

            11.1 Accuracy of Warranties and Representations. The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Buyer shall have performed all of the covenants required by this Agreement to be performed by it on or before the Closing.

            11.2 Officers' Certificate of Buyer. Buyer shall have delivered to Seller and Shareholder a certificate dated the Closing, signed by the President or and the Chief Financial Officer of Buyer and stating that, to the best of his knowledge, after reasonable inquiry, the conditions set forth in Paragraph 11.1 have been satisfied.

      12.   Survival of Representations.

      All representations and warranties made by Seller, Shareholder and Buyer under or in connection with this Agreement (including any representations and warranties set forth in the certificates delivered pursuant to Paragraphs 10.4 and 11.2) shall survive the closing.

      13.   Closing.

      The closing ("Closing") of the transactions covered by this Agreement shall take place on October 29, 1997, at the offices of Seller, located at 3450 Bonita Road, Chula Vista, California. In the event that the conditions specified in this Agreement have not been fulfilled by that date, either party may postpone the Closing for the minimum reasonably necessary period or periods, in any event not exceeding an aggregate of 45 days, by written notice to the other party. The term "Closing Date" herein shall mean the last date fixed by mutual agreement or otherwise under this paragraph.

      14.   Post-Closing Covenants.

            14.1 Cooperation and Assistance. Upon request, each of the parties hereto shall cooperate with the others to the extent reasonably requested, at the requesting party's expense, in furnishing information, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving the Transfer Assets or the business of Seller which are based upon contracts, arrangements or acts of Seller which were in effect or occurred on or prior to the Closing.

            14.2 Access to Records. Seller and Shareholder shall be entitled, after the Closing, upon reasonable notice and during the regular business hours of Buyer, to have access to and to make copies of the business records of Seller acquired by Buyer hereunder which relate to periods prior to the Closing. Buyer shall retain such business records for a period of five (5) years following the closing, after which time Buyer may destroy or otherwise dispose of such business records without Shareholder's consent. Shareholder shall also be entitled to have access to Buyer's business records and account relating solely to JCPenney for the purpose of conducting its own accounting of Buyer's Net Sales to JCPenney for Buyer's fiscal years ending 1998 and 1999.

      15.   Indemnifications.

            15.1 General Indemnification. Buyer, as one party, and Seller and Shareholder, as the other party, each hereby agree to indemnify, defend, protect and hold harmless the other party against all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from any breach of any warranty, representation or agreement made by such party contained herein or made under or in connection with this Agreement.

            15.2 Environmental Indemnification. Without limiting the generality of their obligations under Paragraph 4.3, Seller and Shareholder each hereby agree to indemnify, defend, protect and hold harmless Buyer against all Environmental Costs and

Liabilities (as defined in this Paragraph). As used in this Paragraph 15.2, each of the following terms shall have the meaning set forth below:

                  (a) "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any (i) Environmental Law, Environmental Claim or order, injunction, judgment, decree, ruling, assessment or arbitration award ("Order") or )ii) contract in existence as of the Closing Date with any governmental entity or other Person;

                  (b) "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, lien, demand, abatement or other Order or direction (conditional or otherwise) by any governmental entity or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment (including natural resources), nuisance, pollution, contamination, trespass or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, or a Release (including, without limitation, the air, soil, surface water or groundwater) in quantities or at levels that would require remediation by Seller under the Environmental Laws at, in, by, from or related to any property owned, operated or leased by Seller or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials on or prior to the Closing Date in connection with any property currently or formerly owned, operated or leased by Seller or its operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Law, Order or Environmental Permit of or from any governmental entity relating to environmental matters in existence on the Closing Date with respect to any property owned, leased or operated by Seller;

                  (c) "Environmental Law" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., the Resource Conservation and Recovery Act ("RCA"), 42 U.S.C. Sections 6901, et seq., the Clean Water Act, 33 U.S.C. Sections 1251, et seq., the Clean Air Act, 33 U.S.C. Sections 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701, et seq., Federal Safe Drinking Water Act 42 U.S.C. Sections 300, et seq., and the Occupational Safety and Health Act, 29 U.S.C. Sections 651, et. seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes as in effect on the Closing Date;

                  (d) "Environmental Permit" means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law or Order;

                  (e) "Hazardous Material" means any substance, material or waste which is regulated by any governmental entity or any national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste", hazardous material", Hazardous substance", extremely hazardous substance", "restricted hazardous waste", "contaminant", "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls;

                  (f) "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property; and

                  (g) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance; (ii) prevent the Release or threat of Release, or minimize the further Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned, operated or leased by Seller and the facilities located and operations conducted thereon into compliance with all Environmental Law and Environmental permits.

            15.3 Indemnification Procedures and Limitations. The following provision shall apply to all indemnification and hold harmless provisions of this Agreement:

                  (a) No party shall be required to indemnify another pursuant hereto unless the party seeking indemnification (the "Indemnitee") shall, with reasonable promptness, provide the other party (the "Indemnitor") with copies of any claims or other documents received and shall otherwise make available to the Indemnitor all material relevant information. The Indemnitor shall have the right to defend any such claim at its expense, with counsel of its choosing, and the Indemnitee shall have the right, at its expense, using counsel of its choosing, to join in the defense of any such claim. The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense in whole or in part to any claim by the Indemnitee against the Indemnitor except to the extent that such failure by the Indemnitee shall result in a material prejudice to the Indemnitor.

                  (b) Except as hereinafter provided, neither party shall settle or compromise any such claim unless it shall first obtain the written consent of the other, which shall not be unreasonably withheld. The foregoing notwithstanding, if suit shall have been instituted against the Indemnitee and the Indemnitor shall have failed, after the lapse of a reasonable time after written notice to it of such suit, to take action to defend the same, the Indemnitee shall have the sole right to defend the claim and to charge the Indemnitor with the reasonable cost of any such defense, including reasonable attorneys' fees, and the Indemnitee shall have the right, after notifying but without consulting the Indemnitor, to settle or compromise such claim on any terms reasonably approved by the Indemnitee.

      16.   Destruction of Assets.

      Possession of the Transfer Assets shall pass to Buyer at the Closing. Accordingly, all risk of loss with respect to the Transfer Assets shall be borne by Seller until the Closing. If on the Closing Date any Transfer Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller and Shareholder (whether or not similar to the foregoing) to an extent which materially affects the value to Buyer of the Transfer Assets, Buyer shall have the right at its election to complete the acquisition (in which event all claims of Seller with respect to such loss or damage and all insurance proceeds arising therefrom shall be included in the Transfer Assets) or, if it does not so elect, it shall have the right, which shall be in lieu of any other right or remedy whatsoever, to terminate this Agreement. In the latter event, all parties shall be released from liability hereunder.

      17.   Termination.

      Subject to the provisions of this Agreement relating to the postponement of the Closing Date, on the Closing Date either Buyer or Seller and Shareholder may forthwith terminate this Agreement: (a) subject to clause (b) below, without liability to the other of them if a bona fide action or proceeding (by and at the sole instance of a party or parties not an Affiliate or Affiliates of Buyer, Seller or Shareholder) shall be pending against either party on the Closing Date wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement; or (b) without prejudice to other rights and remedies which either party may have, if default shall be made by the other of them in the observance or in the due and timely performance of any of its covenants and agreements herein contained, or if there shall have been a material breach of any of the warranties and representations herein contained, or if any condition precedent to its obligations has not been satisfied.

      18.   Notices.

      Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Paragraph 18 by giving notice of such change to the other party in the manner that is provided in this Paragraph 18.

      Seller or Shareholder, or both: Jerry Prince, Inc. and Jerrel D. Prince

                      3450 Bonita Road
                      Suite 210
                      Chula Vista, California  91910
                      Attention:  Jerrel D. Prince
                      Facsimile No.:  (619) 691-0285

        With a copy to:

                      Eli Galam, Esq.
                      9419 Sierra Vista Avenue
                      Suite 100
                      La Mesa, California  91941
                      Facsimile No.: (619) 239-1297

        Buyer: OroAmerica, Inc.

                      455 Moss Street
                      Burbank, California  91502-1733
                      Attention:  Guy Benhamou, President
                      Facsimile No.:  (818) 848-0193

        With a copy to:

                      Bertram K. Massing, Esq.
                      Ervin, Cohen & Jessup
                      9401 Wilshire Boulevard
                      Beverly Hills, California 90212
                      Facsimile No.:  (310) 859-2325

        19. Certain Definitions. As used herein, the following terms (whether used in the singular or the plural) have the following meanings:

            "Affiliate" or "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes (a) any director or officer of such Person or of any affiliate of such Person, (b) any such director's or officer's Family Members, (c) any group, acting in concert, of one or more of such directors, officers or Family Members, and (d) any Person controlled by any such director, officer, Family Member or group which beneficially owns or holds 25% or more of any class of equity securities or profits interest. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

            "Bankruptcy Exception" means the limitation on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.

            "Family Member" means, in the case of a Person who is an individual, any parent, spouse or lineal descendant (including legally adopted descendants) of such Person or the spouse of any such descendant.

            "Person" or "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government body.

      20.   Assignment.

            Rights hereunder shall not be assignable and duties hereunder shall not be delegable by either Buyer or Seller and Shareholder without the prior written consent of the other; consent will not be unreasonably withheld. Nothing contained in or implied from this Agreement is intended to confer any rights or remedies upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, unless expressly stated herein to the contrary.

      21.   Applicable Law; Jurisdiction.

            The provisions of this Agreement and all rights and obligations hereunder and under all documents, instruments and agreements executed under or in connection with this Agreement shall be governed and construed in accordance with the internal laws of the State of California applicable to contracts made and to be wholly performed within said State.

      22.   Remedies Not Exclusive.

            No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, or otherwise. The election of any one or more remedies by either party hereto shall not constitute a waiver of the right to pursue other available remedies.

      23.   Attorneys' Fees.

            In any litigation relating to this Agreement, including litigation with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

      24.   Successors and Assigns.

            All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives and permitted successors and assigns.

      25.   Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      26.   Headings; Severability.

            Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

      27.   Amendments; Waivers.

            No provision or term of this Agreement or any agreement contemplated herein between the parties hereto may be supplemented, amended, modified, waived or terminated except in a writing duly executed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Failure of a party to insist on strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms and conditions.

      28.   Entire Agreement.

            All schedules, exhibits, and financial statements provided for herein are a part of this Agreement. This Agreement and the other agreements and documents provided for in this Agreement comprise the entire agreement of the parties and supersede all earlier understandings of the parties with respect to the subject matter hereof.

      29.   Publicity.

            Except as otherwise required by law, any press release, announcement or other public communication with respect to the sale and purchase of the Transfer Assets shall be subject to advance approval by both parties; each party agrees that it will not unreasonably withhold its approval of any such release, announcement or communication.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                       SELLER:

                                       JERRY PRINCE, INC,
                                       a California corporation

                                       By: /s/ JERREL D. PRINCE
                                          --------------------------------------

                                       Name:  Jerrel D. Prince
                                            ------------------------------------

                                       Title: President
                                             -----------------------------------


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
                                       SHAREHOLDER


                                       /s/ JERREL D. PRINCE
                                       -----------------------------------------
                                       Jerrel D. Prince


                                       BUYER:

                                       OROAMERICA, INC.,
                                       a Delaware corporation


                                       By: /s/ GUY BENHAMOU
                                           -------------------------------------
                                           Guy Benhamou, President


                                       20